COVER LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: Humble Imports, Inc.
Name of Surviving Entity

The enclosed Articles of Merger and fee are submitted for filing.

Please return all correspondence concerning this matter to following:

Felipe Saraiva
Contact Person

PAG Law PLLC
Firm/Company

110 E. 25th Street - Suite 1101
Address

New York / New York 10010
City/State and Zip Code

felipe@pag.law
E-mail address: (to be used for future annual report notification)

RECEIVED
2023 DEC 12 PM 4:36
DIRECTOR'S OFFICE
DIVISION OF CORPORATIONS
TALLAHASSEE, FLORIDA

For further information concerning this matter, please call:

Felipe Saraiva At (646) 988 9298
Name of Contact Person — Area Code & Daytime Telephone Number

☐ Certified copy (optional) $8.75 **(Please send an additional copy of your document if a certified copy is requested)**

Mailing Address:
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address:
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

IMPORTANT NOTICE: Pursuant to s.607.1622(8), F.S., each party to the merger must be active and current in filing its annual report through December 31 of the calendar year which this articles of merger are being submitted to the Department of State for filing.

ARTICLES OF MERGER

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes.

FIRST: The name and jurisdiction of the **surviving** entity:

Name	Jurisdiction	Entity Type	Document Number (If known/ applicable)
Humble Imports, Inc.	Florida	Profit Corporation	P13000020892

SECOND: The name and jurisdiction of each **merging** eligible entity:

Name	Jurisdiction	Entity Type	Document Number (If known/ applicable)
EFHAC Merger Sub, Inc.	Florida	C-Corp	P23000015504

THIRD: The merger was approved by each domestic merging corporation in accordance with s.607.1101(1)(b), F.S., and by the organic law governing the other parties to the merger.

FOURTH: Please check one of the boxes that apply to surviving entity:

☑ This entity exists before the merger and is a domestic filing entity.

☐ This entity exists before the merger and is not authorized to transact business in Florida.

☐ This entity exists before the merger and is a domestic filing entity, and its Articles of Incorporation are being amended as attached.

☐ This entity is created by the merger and is a domestic corporation, and the Articles of Incorporation are attached.

☐ This entity is a domestic eligible entity and is not a domestic corporation and is being amended in connection with this merger as attached.

☐ This entity is a domestic eligible entity being created as a result of the merger. The public organic record of the survivor is attached.

☐ This entity is created by the merger and is a domestic limited liability limited partnership or a domestic limited liability partnership, its statement of qualification is attached.

FIFTH: Please check one of the boxes that apply to domestic corporations:

☑ The plan of merger was approved by the shareholders and each separate voting group as required.

☐ The plan of merger did not require approval by the shareholders.

SIXTH: Please check box below if applicable to foreign corporations

☐ The participation of the foreign corporation was duly authorized in accordance with the corporation's organic laws.

SEVENTH: Please check box below if applicable to domestic or foreign non corporation(s).

☐ Participation of the domestic or foreign non corporation(s) was duly authorized in accordance with each of such eligible entity's organic law.

EIGHTH: If other than the date of filing, the delayed effective date of the merger, which cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State:

December 12, 2023

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

NINTH: Signature(s) for Each Party:

Name of Entity/Organization:	Signature(s):	Typed or Printed Name of Individual:
EFHAC MERGER SUB, INC.	Benjamin Piggott	Benjamin Piggott
HUMBLE IMPORTS, INC.	[signature]	Scott Wallace

Corporations:	Chairman, Vice Chairman, President or Officer *(If no directors selected, signature of incorporator.)*
General partnerships:	Signature of a general partner or authorized person
Florida Limited Partnerships:	Signatures of all general partners
Non-Florida Limited Partnerships:	Signature of a general partner
Limited Liability Companies:	Signature of an authorized person